Exhibit 10.1

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement, dated as of August 25, 2023 (this “Agreement”), is entered into by and among VerifyMe, Inc., a Nevada corporation (the “Company”), and the persons and entities listed on the schedule of purchasers attached hereto as Schedule I (each an “Purchaser” and, collectively, the “Purchasers”).

RECITALS

A.       On the terms and subject to the conditions set forth herein, each Purchaser is willing to purchase from the Company, and the Company is willing to sell to such Purchaser, a convertible promissory note in the principal amount set forth opposite such Purchaser’s name on Schedule I hereto.

B.       Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       The Notes

(a)       Issuance of Notes. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers severally agrees to purchase, a convertible subordinated promissory note in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite the respective Purchaser’s name on Schedule I hereto. The obligations of the Purchasers to purchase Notes are several and not joint. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Notes.

(b)       Delivery. The sale and purchase of the Notes shall take place at a closing (the “Closing”) to be held at such place as the Company and the Purchasers may determine as of the date of this Agreement, but in no event later than September 30, 2023 (the “Closing Date”). At the Closing, the Company will deliver to each Purchaser the Note to be purchased by such Purchaser, against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto (the “Purchase Price”). Each of the Notes will be registered in such Purchaser’s name in the Company’s records. The Company may conduct one or more additional closings (each, an “Additional Closing”) within 45 days from the Closing Date, to be held at such place and time as the Company and the Purchasers participating in such Additional Closing may determine (each, an “Additional Closing Date”). At each Additional Closing, the Company will deliver to each of the Purchasers participating in such Additional Closing the Note to be purchased by such Purchaser, against receipt by the Company of the corresponding Purchase Price. Each of the Notes will be registered in such Purchaser’s name in the Company’s records.

(c)       Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used for the purchase by the Company for general working capital purposes.

2.       Minimum Required and Maximum Purchases. Notwithstanding anything in this Agreement to the contrary, the Closing shall not occur and (i) the Company shall have no obligation to issue any Notes hereunder, and (ii) the Purchaser shall have no obligation to purchase any Notes hereunder unless a minimum of $1 million Notes are being purchased on the Closing Date. The total amount of Notes issued on the Closing Date and all Additional Closings shall not exceed $1.5 million.

3.       Representations and Warranties of the Company. The Company represents and warrants to each Purchaser that:

(a)       Organization, Good Standing, Qualification. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its organization; and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b)       Authority. The execution, delivery and performance by the Company of this Agreement and the Note (each a “Transaction Document” and collectively the “Transaction Documents”) to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c)       Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)       Non-Contravention. The execution and delivery by the Company of the Transaction Documents to which is a party and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s articles of incorporation or by-laws (as amended, the “Organization Documents”) or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(e)       Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the stockholders of any Person) is required in connection with the execution and delivery of the Transaction Documents to which is a party and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement and other than the necessary company approvals for the authorization of any securities of the Company into which the Notes may be converted.

(f)       No Violation or Default. To the knowledge of the Company, it is not in violation of or in default with respect to (i) its Organization Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (ii) any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

4.       Representations and Warranties of Purchasers. Each Purchaser, for that Purchaser severally (and not jointly with any other Purchaser), represents and warrants to the Company upon the acquisition of a Note as follows:

(a)       Authorization. The Purchaser has full power and authority to enter into the Transaction Documents. The Transaction Documents to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)       Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Notes to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Notes.

(c)       Access to Information; Suitability. Purchaser is familiar with the business, financial condition and operations of the Company and the terms of the Notes, and has had access to such information concerning the Company and the Notes as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Notes. Purchaser understands and accepts that the purchase of the Notes involves various risks, has independently evaluated the fairness of the price of the Notes and is satisfied with such price, and has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of acquiring the Notes and of making an informed investment decision with respect thereto. Purchaser confirms that it is not relying on any communication (written or oral) of the Company or any of its Affiliates, as investment or tax advice or as a recommendation to purchase the Notes. Purchaser is able to bear the economic risk of their investment in the Company and has adequate means of providing for their current needs and possible personal contingencies with no need for liquidity in this investment. In making this statement, consideration has been given to whether Purchaser could afford to hold their investment in the Company for an indefinite period of time and whether, at this time, they could afford a complete loss of their investment in the Notes. Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Notes or made any finding or determination concerning the fairness or advisability of this investment.

(d)       Restricted Securities. The Purchaser understands that the Notes have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Notes are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Notes. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Notes, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(e)       No Public Market. The Purchaser understands that no public market now exists for the Notes, and that the Company has made no assurances that a public market will ever exist for the Notes.

(f)       Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Purchaser agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Notes. Purchaser acknowledges that it has completed the Investor Questionnaire contained in Exhibit B and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date hereof and as of the date of the Closing. Any information that has been furnished or that will be furnished by Purchaser to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(g)       Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Notes or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Notes, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Notes

(h)       No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Notes.

(i)       No “Bad Actors”. Each Purchaser: (i) if a natural person, represents on its behalf; or (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock corporation or other entity, represents on its behalf and the behalf of its officers, directors and principal stockholders, connected with the Purchaser at the time of this Agreement, that it is not subject to any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

(j)       Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Schedule I; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Schedule I.

(k)       Independent Counsel and Advisors. Such Purchaser represents (i) that such Purchaser has had the opportunity to consult with independent legal counsel and other advisors of such Purchaser’s choice and either has done so regarding such Purchaser’s rights and obligations under this Agreement and the Notes or hereby waives such Purchaser’s right to do so, (ii) that such Purchaser is entering into this Agreement and is purchasing the Notes knowingly, voluntarily, and of such Purchaser’s own free will, (iii) that such Purchaser is relying on such Purchaser’s own judgment in doing so, and (iv) that such Purchaser fully understands the terms and conditions contained herein and in the Notes.

(l)       Confidentiality. The Purchaser and its representatives will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this section by the Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any affiliate, partner, member, stockholder, or wholly owned subsidiary of such Purchaser in the ordinary course of business, provided the Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iii) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that the Purchaser promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. It is further expressly acknowledged that nothing in this section or otherwise in this Agreement shall limit or otherwise apply to disclosure by the Purchaser or any of its representatives in connection with any supervisory examination by, or communication with, any banking regulatory authority with jurisdiction over the Purchaser or any of its affiliates, and that neither the Purchaser nor any of its representatives shall have any obligation to notify the Company of any such examination or communication.

5.       Conditions to Closing of the Purchasers. Each Purchaser’s obligation at the Closing is subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by such Purchaser:

(a)       Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

(b)       Completion of Due Diligence. Each Purchaser has completed to its satisfaction its due diligence and reviewed all documents and other information required for such Purchaser to make an informed decision with respect to the purchase of the Notes.

(c)       Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(d)       Officers’ Certificate. The Company shall have delivered to each Purchaser a certificate by a duly authorized officer of the Company, dated as of the date of each closing, with respect to (i) the accuracy of the representation and warranties of the Company contained in this Agreement and (ii) the Company’s compliance in all material respects with all agreements and satisfaction of all conditions on its part to be performed or satisfied under this Agreement at or prior to the applicable closing.

(e)       Secretary’s Certificate. The Company shall have delivered to each Purchaser a certificate, dated as of the date of each closing, signed by the Secretary of the Company certifying (i) that the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions of the Board of Directors approving this Agreement and the transactions contemplated hereby, including the sale and issuance of the Notes, are in full force and effect and have not been modified, and (iii) as to the incumbency of the officers of the Company.

(f)       Good Standing Certificate. The Company shall have obtained a good standing certificate or similar certificate issued by the Secretary of State of the State of Delaware and any other state or jurisdiction where the Company is qualified to conduct business dated within thirty (30) days prior to the Closing Date and shall have delivered such certificate(s) to the Purchasers at or prior to such Closing or Additional Closing, as applicable.

(g)       Transaction Documents. The Company shall have duly executed and delivered to the Purchasers this Agreement and each Note issued hereunder, and related agreements satisfactory to the Investor.

(h)       Minimum Purchases: A minimum purchase of $1 million Notes is being made in the Closing pursuant to Section 2 hereof.

6.       Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)       Minimum Purchases. A minimum purchase of $1 million Notes is being made in the Closing pursuant to Section 2 hereof.

(b)       Representations and Warranties. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(c)       Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(d)       Purchase Price. Each Purchaser shall have delivered to the Company the Purchase Price in respect of the Note being purchased by such Purchaser referenced in Section 1(b) hereof.

7.       Additional Closings. On or prior to the applicable Additional Closing Date, the Company shall have duly executed and delivered to the Purchasers participating in such Additional Closing each Note to be issued at such Additional Closing and shall have delivered to such Purchasers fully executed copies, if applicable, of all documents delivered to the Purchasers participating in the initial Closing. Each Purchaser shall have executed and delivered this Agreement, and shall have delivered to the Company the Purchase Price in respect of the Note being purchased by such Purchaser referenced in Section 1(b) hereof.

8.        Rank; Other Debt.

(a)       Subordination. This Note, together with all other Notes, is junior and subordinated in right or payment to all current and future bank or other institutional financing. Pursuant to the terms of the Note Purchase Agreement, each Purchaser hereby subordinates all of the indebtedness arising under its Note or Notes to the indebtedness owing by the Company, and each Purchaser agrees not to demand, accept or receive, directly or indirectly, any payment of principal, premium or interest upon account of its Note or Notes, or any collateral therefore, in contravention hereof.

(b)       Bankruptcy Event. The parties hereto acknowledge that this Note Purchase Agreement is a “subordination agreement” as described in 11 U.S.C. § 510(a) which will be effective before, during, and after the commencement of a bankruptcy case by or against the Company or otherwise.

9.       Miscellaneous

(a)       Waivers and Amendments. Any provision of this Agreement and the Notes may be amended, waived or modified only upon the written consent of the Company and a Majority in Interest of Purchasers; provided however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of any Note without the affected Purchaser’s written consent, (ii) reduce the rate of interest of any Note without the affected Purchaser’s written consent or (iii) increase the Conversion Price of any Note without the affected Purchaser’s written consent. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto. Notwithstanding the foregoing, this Agreement may be amended to add a party as an Purchaser hereunder in connection with Additional Closings without the consent of any other Purchaser, by delivery to the Company of a counterparty signature page to this Agreement together with a supplement to Schedule I hereto. Such amendment shall take effect at the Additional Closing and such party shall thereafter be deemed an “Purchaser” for all purposes hereunder and Schedule I shall be updated to reflect the addition of such Purchaser.

(b)       Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

(c)       Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(d)       Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(e)       Expenses. The Company and the Purchasers, severally, shall pay their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

(f)       Successors and Assigns. Subject to the restrictions on transfer described in Sections 9(g) and 9(h) below, the rights and obligations of the Company and the Purchasers shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(g)       Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s principal executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(h)       Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest of Purchasers.

(i)       Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Purchasers and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(j)       Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and emailed, mailed or delivered to each party as follows: (i) if to an Purchaser, at such Purchaser’s address, email address or facsimile number set forth in the Schedule of Purchasers attached as Schedule I, or at such other address, email address or facsimile number as such Purchaser shall have furnished the Company in writing, or (ii) if to the Company, at the Company’s address or email address set forth on the signature page to this Agreement, or at such other address or email address as the Company shall have furnished to the Purchasers in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by email or facsimile, (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(k)       Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Purchasers is a separate agreement and the sale of the Notes to each of the Purchasers is a separate sale. Unless otherwise expressly provided herein, the rights of each Purchaser hereunder are several rights, not rights jointly held with any of the other Purchasers. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Purchaser whether arising by reason of the law of the respective Purchaser’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Purchasers. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l)       Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

(m)       Delivery by Facsimile or Email. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or email (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of this Agreement and each such party forever waives any such defense.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Convertible Note Purchase Agreement to be duly executed and delivered as of the date first written above.

VERIFYME, INC.,
a Nevada corporation

By:
Name:	Adam Stedham
Title:	Chief Executive Officer

Address:
801 International Parkway, Fifth Floor
Lake Mary, FL 32746

Email:	[________]

[Signature Page to Convertible Note Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Convertible Note Purchase Agreement to be duly executed and delivered as of the date first written above.

Purchaser:

Name:

Address:

[Signature Page to Convertible Note Purchase Agreement]

SCHEDULE I

SCHEDULE OF PURCHASERS

Exhibit A

FORM OF NOTE

See Attached.

Exhibit B

INVESTOR QUESTIONNAIRE

See Attached.